UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

March 22, 2013

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 22, 2013, ON Semiconductor Corporation (“Company”) closed an exchange offer (the “Exchange”) with a certain holder (“Exchanging Holder”) of its 2.625% Convertible Senior Subordinated Notes Due 2026 (“Old Notes”) pursuant to the terms of its previously announced, privately negotiated exchange agreement (“Exchange Agreement”) with the Exchanging Holder. Pursuant to the terms of the Exchange Agreement, the Exchanging Holder exchanged an aggregate of $60,000,000 principal amount of the Old Notes held by the Exchanging Holder for $58,500,000 aggregate principal amount of the Company’s new 2.625% Convertible Senior Subordinated Notes Due 2026, Series B (“New Notes”), plus accrued and unpaid interest on the Old Notes. The New Notes: (i) were issued on March 22, 2013; (ii) form part of the same series with the Company’s 2.625% Convertible Senior Subordinated Notes Due 2026, Series B (the “Series B Notes”) issued in December 2011 and September 2012; and (iii) are an additional issuance under the indenture dated as of December 15, 2011, by and among the Company, Deutsche Bank Trust Company Americas, as trustee, and the subsidiary guarantors (“Subsidiary Guarantors”) listed therein (“Indenture”).

The terms of the Indenture and the New Notes are described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“Commission”) on March 8, 2013, which is incorporated by reference herein. The New Notes can be accelerated upon the occurrence of customary events of default, generally including the Company’s failure to comply with its obligations in the Indenture, in certain cases, after a grace period. However, the New Notes are subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of senior indebtedness of the Company and the Subsidiary Guarantors. Deutsche Bank Trust Company Americas and its affiliates may provide banking, investment and other services to us and our affiliates from time to time. The description of the Indenture is qualified in its entirety by reference to the complete text of the Indenture, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 19, 2011 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference. The disclosure under this Item 3.02 and the terms of the Indenture and the New Notes described in the Company’s Current Report on Form 8-K, filed with the Commission on March 8, 2013, is also incorporated by reference herein.

Item 8.01	Other Events.

On March 22, 2013, the Company announced the consummation of the Exchange in a news release entitled “ON Semiconductor Completes a Private Exchange for $60 Million of its 2.625 Percent Convertible Senior Subordinated Notes Due 2026.” If we determine that the Old Notes or the Series B Notes are publicly traded, we will make our determination of the fair market value for U.S. federal income tax purposes of the Series B Notes available within 90 days of the Exchange on the Company’s Investor Relations page of our website at http://www.onsemi.com.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Exhibit No.	Description

99.1	News release from the Company entitled “ON Semiconductor Completes a Private Exchange for $60 Million of its 2.625 Percent Convertible Senior Subordinated Notes Due 2026”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: March 22, 2013	By:	/s/ Bernard Gutmann
Bernard Gutmann
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release from the Company entitled “ON Semiconductor Completes a Private Exchange for $60 Million of its 2.625 Percent Convertible Senior Subordinated Notes Due 2026”

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